                                                                     EXHIBIT 5.1



                                  June 20, 2000


Advanta Business Receivables Corp.
639 Isbell Road, Suite 390
Reno, Nevada 89509

Re:      ADVANTA BUSINESS CARD MASTER TRUST
         ASSET BACKED NOTES

Ladies and Gentlemen:

                  We have acted as special counsel for Advanta Business Receivables Corp., a Nevada corporation ("ABRC"), in connection with the filing by ABRC, on behalf of Advanta Business Card Master Trust (the "Trust"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3, Registration No. 333-32874, as amended (the "Registration Statement"), registering its Asset Backed Notes secured by receivables in a portfolio of business revolving credit card accounts and related assets (the "Notes"). The Notes of a particular Series will be issued pursuant to a Master Indenture (the "Indenture") between the Trust and an indenture trustee (the "Indenture Trustee"), substantially in the form filed as Exhibit 4.1 to the Registration Statement, and a related Series Supplement to the Indenture (the "Series Supplement") between the Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.2 to the Registration Statement.

                  We have examined the Registration Statement, the form of Indenture and the form of Series Supplement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of ABRC.

                  Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that, assuming the issuance and sale of the Notes and receipt by the Trust of payment therefore as contemplated in the Registration Statement, such Notes will be fully paid, nonassessable and validly issued and will constitute binding obligations of the Trust.

                  Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting

Advanta Business Receivables Corp.
June 20, 2000
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creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the laws of the State of Delaware.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the use of our name whenever appearing in the Registration Statement.

                                     Very truly yours,

                                     /s/ WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP

                                     WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP